EXHIBIT 99.1

Gladstone Commercial Corporation Reports Results for the Second Quarter Ended June 30, 2009

   --  Reported revenues for the three and six months ended June 30,
       2009 of approximately $10.7 million and $21.3 million, an
       increase of 4.4% and 8.2%, respectively, versus the same
       periods last year.
   --  Reported funds from operations ("FFO") for the three and six months ended June 30, 2009 of approximately $3.4 million and
       $6.8 million, respectively.

MCLEAN, Va., July 30, 2009 (GLOBE NEWSWIRE) -- Gladstone Commercial Corp. (Nasdaq:GOOD) (the "Company") today reported financial results for the quarter ended June 30, 2009. A description of FFO, a relative non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this news release. All per share references are to fully-diluted weighted average common shares, unless otherwise noted.

FFO for the three months ended June 30, 2009 was approximately $3.4 million, or $0.39 per share, which remained constant as compared to the same period one year ago. FFO for the six months ended June 30, 2009 was approximately $6.8 million, or $0.79 per share, which also remained constant as compared to the same period one year ago. The Company's results reflect an increase in rental revenues as a result of acquisitions completed during 2008 that were held for the full period in 2009. The amount of the incentive fee paid to the Company's external adviser, Gladstone Management Corporation (the "Adviser"), increased during the three and six months ended June 30, 2009, as compared to the three and six months ended June 30, 2008, as a result of the increase in revenues, coupled with a reduction in the voluntary waiver issued by the Adviser.

Net income available to common stockholders for the three and six months ended June 30, 2009 was approximately $93,000 and $160,000, or $0.01 per share and $0.02 per share, respectively, compared to approximately $196,000 and $589,000, or $0.02 per share and $0.07 per share, respectively, for the same periods one year ago. A reconciliation of net income, which the Company believes is the most directly comparable GAAP measure to FFO, is set forth below:

                      For the three months       For the six months
                         ended June 30,            ended June 30,
                    ------------------------  ------------------------
                        2009         2008         2009        2008
                    -----------  -----------  -----------  -----------

 Net income         $ 1,116,936  $ 1,219,445  $ 2,206,505  $ 2,636,148
 Less: Distri-
  butions
  attributable
  to preferred
  stock             (1,023,437)  (1,023,437)  (2,046,875)  (2,046,875)
                    -----------  -----------  -----------  -----------
 Net income
  available to
  common
  stockholders           93,499      196,008      159,630      589,273

 Add: Real estate
  depreciation
  and amortization,
  including
  discontinued
  operations          3,286,743    3,185,017    6,600,853    6,172,777
                    -----------  -----------  -----------  -----------
 FFO available to
  common
  stockholders      $ 3,380,242  $ 3,381,025  $ 6,760,483  $ 6,762,050

 Weighted average
  shares
  outstanding -
  basic & diluted     8,563,264    8,565,264    8,563,264    8,565,264

 Basic & diluted
  net income per
  weighted average
  common share      $      0.01  $      0.02  $      0.02  $      0.07
                    ===========  ===========  ===========  ===========
 Basic & diluted
  FFO per weighted
  average common
  share             $      0.39  $      0.39  $      0.79  $      0.79
                    ===========  ===========  ===========  ===========

 Distributions
  declared per
  common share      $     0.375  $     0.375  $     0.750  $     0.750
                    ===========  ===========  ===========  ===========
 Percentage of
  FFO paid per
  common share              95%          95%          95%          95%
                    ===========  ===========  ===========  ===========

The weighted average yield on the Company's portfolio as of June 30, 2009 was 9.68% as compared to 9.47% as of June 30, 2008. At June 30, 2009, the Company owned 65 properties totaling approximately 6.3 million square feet, and had one mortgage loan outstanding for a total net investment of approximately $400.2 million. Currently, all of the Company's properties are fully leased and all of its tenants and its borrower are current and paying as agreed.

The Company does not have any balloon principal payments due under any of its long-term mortgages until 2010, and the only mortgage that matures at that time has three annual extension options through 2013, which the Company currently intends to exercise. The Company's line of credit matures in December 2009 and it currently expects to exercise its option to extend the line of credit through December 2010.

Second quarter highlights:

  --  Extended the terms on two leases for additional periods
      (one for six months and one for fifteen years);
  --  Reduced the total commitment under its line of credit from
      $95.0 million to $50.0 million, in exchange for modifications to certain terms under the credit agreement; and
  --  Paid monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred
      Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of April, May and June 2009.

"Our results continue to demonstrate our portfolio's strength as all of our properties are fully leased and all of our tenants and borrower are current and paying as agreed," said Chip Stelljes, President and Chief Investment Officer. "We continue to build the value of our existing portfolio of properties by reviewing and renegotiating existing leases and making capital improvements to certain of our properties. We will continue to review potential acquisitions and we are currently exploring alternatives to raise debt and equity so we can continue to grow our portfolio. We hope to be in a position where we can pay out the entire incentive fee and maintain our distributions to stockholders by the end of the year, which will allow us to grow our FFO."

Subsequent to quarter end, the Company:

  --  Sold its property located in Norfolk, Virginia for $1.15 million, for a gain on the sale of approximately $160,000 and an exit internal rate of return of 11.37%.  The proceeds from the sale were used to pay down its line of credit; and
  --  Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred
      Stock, and $0.15625 per share on the Series B Preferred Stock, for each of the months of July, August and September 2009.

The financial statements attached below are without footnotes so readers should obtain and carefully review the Company's Form 10-Q for the quarter ended June 30, 2009, including the footnotes to the financial statements contained therein. The Company has filed the Form 10-Q today with the Securities and Exchange Commission ("SEC") and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

The Company will hold a conference call on Friday, July 31, 2009 at 8:30 a.m. ET to discuss its earnings results. Please call (877) 407-8031 to enter the conference. An operator will monitor the call and set a queue for the questions.

The conference call replay will be available two hours after the call and will be available through August 31, 2009. To hear the replay, please dial (877) 660-6853, access playback account 286 and use ID code 328283.

Gladstone Commercial Corporation is a publicly traded real estate investment trust ("REIT") that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Additional information can be found at www.GladstoneCommercial.com.

For further information, contact Kerry Finnegan at 703-287-5893.

NON-GAAP FINANCIAL MEASURE - FFO

The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with a further context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO please refer to the Form 10-Q for the quarter ended June 30, 2009, as filed with the SEC today.

The statements in this press release regarding the extension of the maturity of the Company's line of credit and any of its long-term mortgages, future growth in the Company's portfolio and FFO, plans to renegotiate leases and make capital improvements to certain of the Company's properties, the Company's ability to raise debt and equity capital, and the Company's ability to pay out the full incentive fee and to maintain distributions to stockholders are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, among others, the results of appraisals of its properties at the time of extension of its line of credit, its ability to raise capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants and borrower, and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company's forward-looking statements are disclosed under the caption "Risk factors" of the Company's Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on February 25, 2009. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                   Gladstone Commercial Corporation
                      Consolidated Balance Sheets
                              (unaudited)

                                  June 30, 2009      December 31, 2008
                               -------------------  ------------------

 ASSETS
 Real estate, at cost                $ 389,668,739       $ 390,562,138
 Less: accumulated
  depreciation                          29,397,701          24,757,576
                               -------------------  ------------------
 Total real estate, net                360,271,038         365,804,562

 Lease intangibles, net                 29,890,585          31,533,843
 Real estate and related
  assets held for sale, net                956,916                  --
 Mortgage note receivable               10,000,000          10,000,000
 Cash and cash equivalents               2,920,611           4,503,578
 Restricted cash                         3,345,712           2,677,561
 Funds held in escrow                    2,296,773           2,150,919
 Deferred rent receivable                8,156,144           7,228,811
 Deferred financing costs,
  net                                    3,763,181           4,383,446
 Due from adviser                               --             108,898
 Prepaid expenses and other
  assets                                   644,822             707,167
                               -------------------  ------------------
 TOTAL ASSETS                        $ 422,245,782       $ 429,098,785
                               ===================  ==================

 LIABILITIES AND STOCKHOLDERS'
  EQUITY

 LIABILITIES
 Mortgage notes payable              $ 253,950,925       $ 255,111,173
 Short-term loan and
  borrowings under line of
  credit                                31,800,000          31,500,000
 Deferred rent liability                 2,754,690           3,147,472
 Asset retirement obligation
  liability                              2,232,940           2,190,192
 Accounts payable and
  accrued expenses                       1,495,284           2,673,787
 Other liabilities related
  to assets held for sale                   36,348                  --
 Due to adviser                          1,299,850                  --
 Obligation under capital
  lease                                    241,532             235,378
 Rent received in advance,
  security deposits and
  funds held in escrow                   4,194,849           3,745,523
                               -------------------  ------------------

 Total Liabilities                     298,006,418         298,603,525
                               -------------------  ------------------

 STOCKHOLDERS' EQUITY
 Redeemable preferred stock,
  $0.001 par value; $25
  liquidation preference;
  2,300,000 shares authorized
  and 2,150,000 shares issued
  and outstanding                            2,150               2,150
 Common stock, $0.001 par
  value, 47,700,000 shares
  authorized and 8,563,264
  shares issued and
  outstanding                                8,563               8,563
 Additional paid in capital            170,622,581         170,622,581
 Notes receivable - employees          (2,588,965)         (2,595,886)
 Distributions in excess of
  accumulated earnings                (43,804,965)        (37,542,148)
                               -------------------  ------------------

 Total Stockholders' Equity            124,239,364         130,495,260
                               -------------------  ------------------

 TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY               $ 422,245,782       $ 429,098,785
                               ===================  ==================

                      Gladstone Commercial Corporation
                   Consolidated Statements of Operations
                                 (unaudited)

                     For the three months       For the six months
                         ended June 30,            ended June 30,
                    ------------------------  ------------------------
                       2009          2008        2009          2008
                    -----------  -----------  -----------  -----------
 Operating revenues
  Rental income     $10,379,172  $ 9,896,143  $20,767,420  $19,059,732
  Interest income
   from mortgage
   note receivable      189,583      218,805      377,083      457,102
  Tenant recovery
   revenue               82,734       84,635      165,167      170,354
                    -----------  -----------  -----------  -----------
   Total operating
    revenues         10,651,489   10,199,583   21,309,670   19,687,188
                    -----------  -----------  -----------  -----------
 Operating expenses
  Depreciation and
   amortization       3,282,629    3,178,718    6,590,438    6,160,187
  Property opera-
   ting expenses        230,785      203,405      467,595      442,459
  Due diligence
   expense                6,886           40       16,433        2,125
  Base management
   fee                  357,650      419,857      730,298      851,725
  Incentive fee         812,653      801,832    1,598,942    1,506,499
  Administration
   fee                  257,207      274,541      481,561      486,737
  Professional
   fees                 125,965      147,065      361,161      244,727
  Insurance              48,125       41,797       96,804       83,594
  Directors fees         50,386       52,251      100,088      106,500
  Stockholder
   related
   expenses              88,245      102,775      171,892      229,198
  Asset retirement
   obligation
   expense               35,476       32,325       70,384       62,361
  General and
   administrative        15,453       18,326       26,005       30,506
                    -----------  -----------  -----------  -----------
    Total operating
     expenses
     before credit
     from Adviser     5,311,460    5,272,932   10,711,601   10,206,618
                    -----------  -----------  -----------  -----------

   Credit to
    incentive fee     (129,623)    (173,697)    (364,704)    (736,052)
                    -----------  -----------  -----------  -----------
     Total
      operating
      expenses        5,181,837    5,099,235   10,346,897    9,470,566
                    -----------  -----------  -----------  -----------

 Other income
  (expense)
  Interest income
   from temporary
   investments              184        6,689       17,465       16,237
  Interest income
   - employee
   loans                 48,862       50,852       97,748      102,996
  Other income           11,320       39,697       11,320       48,993
  Interest expense  (4,433,998)  (3,996,453)  (8,921,555)  (7,752,501)
                    -----------  -----------  -----------  -----------
   Total other
    expense         (4,373,632)  (3,899,215)  (8,795,022)  (7,584,275)
                    -----------  -----------  -----------  -----------
 Income from
  continuing
  operations          1,096,020    1,201,133    2,167,751    2,632,347
                    -----------  -----------  -----------  -----------

 Discontinued
  operations
  Income from
   discontinued
   operations            20,916       18,312       38,754        3,801
                    -----------  -----------  -----------  -----------
   Total
    discontinued
    operations           20,916       18,312       38,754        3,801
                    -----------  -----------  -----------  -----------

 Net income           1,116,936    1,219,445    2,206,505    2,636,148
                    -----------  -----------  -----------  -----------

 Distributions
  attributable to
  preferred stock   (1,023,437)  (1,023,437)  (2,046,875)  (2,046,875)
                    -----------  -----------  -----------  -----------

 Net income
  available to
  common
  stockholders      $    93,499  $   196,008  $   159,630  $   589,273
                    ===========  ===========  ===========  ===========

 Earnings per
  weighted average
  common share -
  basic & diluted
    Income from
     continuing
     operations
     (net of
     distributions
     attributable
     to preferred
     stock)         $      0.01  $      0.02  $      0.02  $      0.07
    Discontinued
     operations            0.00         0.00         0.00         0.00
                    -----------  -----------  -----------  -----------

    Net income
     available to
     common
     stockholders   $      0.01  $      0.02  $      0.02  $      0.07
                    ===========  ===========  ===========  ===========

   Weighted average
    shares
    outstanding -
    basic & diluted   8,563,264    8,565,264    8,563,264    8,565,264
                    ===========  ===========  ===========  ===========

                    Gladstone Commercial Corporation
                Consolidated Statements of Cash Flows
                              (unaudited)

                                               For the six months
                                                 ended June 30,
                                            --------------------------
                                                2009           2008
                                            -----------    -----------

 Cash flows from operating activities:
   Net income                               $ 2,206,505    $ 2,636,148
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation and amortization,
     including discontinued operations        6,600,853      6,172,777
    Amortization of deferred financing
     costs                                      723,828        505,757
    Amortization of deferred rent
     asset and liability                      (266,035)      (266,034)
    Accretion of obligation under
     capital lease                                6,154          4,156
    Asset retirement obligation
     expense, including discontinued
     operations                                  70,845         63,232
    Increase in prepaid expenses and
     other assets                             (137,854)      (286,200)
    Increase in deferred rent
     receivable                             (1,082,278)    (1,153,008)
    Increase in accounts payable,
     accrued expenses, and amount due
     adviser                                    230,245        703,460
    (Decrease) increase in rent
      received in advance                     (210,575)        122,341
                                            -----------    -----------
      Net cash provided by operating
       activities                             8,141,688      8,502,629
                                            -----------    -----------
 Cash flows from investing activities:
  Real estate investments                      (54,319)   (38,667,763)
  Leasing commissions paid                    (298,270)             --
  Receipts from lenders for reserves
   held in escrow                               773,187        259,538
  Payments to lenders for reserves
   held in escrow                             (919,041)      (714,551)
  Increase in restricted cash                 (668,151)      (690,763)
  Deposits on future acquisitions                    --    (1,650,000)
  Deposits refunded or applied against
   real estate investments                      200,000      1,700,000
                                            -----------    -----------
      Net cash used in investing
       activities                             (966,594)   (39,763,539)
                                            -----------    -----------

 Cash flows from financing activities:
   Principal repayments on mortgage
    notes payable                           (1,160,248)      (773,779)
   Principal repayments on employee
    notes receivable                              6,921        140,077
   Borrowings from line of credit            39,300,000     45,150,000
   Repayments on line of credit            (19,000,000)    (5,000,000)
   Repayment of short-term loan            (20,000,000)             --
   Receipts from tenants for reserves         1,996,723      1,119,390
   Payments to tenants from reserves        (1,339,968)      (840,433)
   Increase in security deposits                 11,396        411,806
   Payments for deferred financing
    costs                                     (103,563)       (56,462)
   Distributions paid for common and
    preferred                               (8,469,322)    (8,470,823)
                                            -----------    -----------
      Net cash (used in) provided by
       financing activities                 (8,758,061)     31,679,776
                                            -----------    -----------

 Net (decrease) increase in cash and
  cash equivalents                          (1,582,967)        418,866

 Cash and cash equivalents, beginning
  of period                                   4,503,578      1,356,408
                                            -----------    -----------
 Cash and cash equivalents, end of
  period                                    $ 2,920,611    $ 1,775,274
                                            ===========    ===========

 NON-CASH INVESTING ACTIVITIES
 Increase in asset retirement
  obligation                                $        --    $   245,199
                                            -----------    -----------

CONTACT:  Gladstone Commercial Corp.
          Kerry Finnegan
          703-287-5893